Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Amendment No.1 to Registration Statement on Form S-1 (File No. 333-288594) of our report dated September 27, 2024, except for the effects of Note 14, Reverse Stock Split, as to which the date is July 31, 2025, relating to the consolidated financial statements of InMed Pharmaceuticals, Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

New York, NY

July 31, 2025